                                                           EXHIBIT 3.1.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ACTIVE ACOUSTICAL SOLUTIONS, INC.

      The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

      FIRST: The name of the corporation (hereinafter sometimes called the "Corporation") is Active Acoustical Solutions, Inc.

      SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

      THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Twenty Thousand (20,000) shares of stock consisting of: (1) Ten Thousand (10,000) shares of preferred stock, par value $.01 per share (hereinafter referred to as "Preferred Stock"); and (2) Ten Thousand (10,000) shares of common stock, par value $.01 per share (hereinafter referred to as "Common Stock").

      A. Preferred Stock

            1. Shares of Preferred Stock may be issued from time to time in one or more series, as may from time to time be determined by the Board of Directors of the Corporation, each of said series to be distinctly designated. All shares of any series of Preferred Stock shall be alike in every particular except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The designation, relative rights, preferences and limitations of each series may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly granted authority to fix, prior to the issuance of any shares of a particular series of Preferred Stock, the designation, relative rights, preferences and limitations of such series, including, but without limiting the generality of the foregoing, the following:

                  (a) The distinctive designation and the number of shares of Preferred Stock which shall constitute such series;

                  (b) The rate and times at which, and the terms and conditions upon which, dividends, if any, on the Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                  (c) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                  (d) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed;

                  (e) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the affairs of the Corporation;

                  (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                  (g) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

      B. Common Stock

            1. After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of Paragraph A of this ARTICLE FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase account (fixed in accordance with the provisions of Paragraph A of this ARTICLE FOURTH), and subject further to any conditions which may be fixed in accordance with the provisions of Paragraph A of this ARTICLE FOURTH, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

            2. After distribution, in full, of the preferential amount (fixed in accordance with the provisions of Paragraph A of this ARTICLE FOURTH), to be distributed to the holders of Preferred Stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to receive, ratably in proportion to the number of shares of Common Stock held by them, all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders.

      FIFTH: No holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase in the authorized capital stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issued of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporation or associations and upon such terms deemed advisable by the Board of Directors in the exercise of its discretion.

      SIXTH: The name and the mailing address of the incorporator is as follows:

                        Eric W. Jacobson
                        c/o Environmental Research Information,Inc.
                        800 Summer Street - Suite 500
                        Stamford, Connecticut 06901

      SEVENTH: The Corporation is to have perpetual existence.

      EIGHTH: The original By-Laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

      NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

      TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law as the same may hereafter be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section; and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has caused to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Executed at New York, New York  10022
            March 11, 1992


                                        /s/ Eric W. Jacobson
                                        ----------------------------------
                                          Eric W. Jacobson
                                          Environmental Research
                                            Information, Inc.
                                          800 Summer Street - Suite 500
                                          Stamford, Connecticut 06901

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ACTIVE ACOUSTICAL SOLUTIONS, INC.

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Active Acoustical Solutions, Inc.

      2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and by substituting in lieu of said Article the following new Article:

            "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is ten million ten thousand (10,010,000) shares of stock consisting of: (1) ten thousand (10,000) shares of preferred stock, par value $.01 per share (hereinafter referred to as "Preferred Stock"); and (2) ten million (10,000,000) shares of Common Stock, par value $.01 per share (hereinafter referred to as ("Common Stock").

            A. Preferred Stock

            1. Shares of Preferred Stock may be issued from time to time in one or more series, as may from time to time be determined by the Board of Directors of the Corporation, each of said series to be distinctly designated. All shares of any series of Preferred Stock shall be alike in every particular except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The designation, relative rights, preferences and limitations of each series may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly granted authority to fix, prior to the issuance of any shares of a particular series of Preferred Stock, the designation, relative rights, preferences and limitations of such series, including, but without limiting the generality of the foregoing, the following:

                  (a) The distinctive designation and the number of shares of Preferred Stock which shall constitute such series;

                  (b) The rate and times at which, and the terms and conditions upon which, dividends, if any, on the Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                  (c) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                  (d) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed;

                  (e) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the affairs of the Corporation;

                  (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                  (g) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

            B. Common Stock

                  1. After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of Paragraph A of this ARTICLE FOURTH), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase account (fixed in accordance with the provisions of Paragraph A of this ARTICLE FOURTH), and subject further to any conditions which may be fixed in accordance with the provisions of Paragraph A of this ARTICLE FOURTH, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

            2. After distribution, in full, of the preferential amount (fixed in accordance with the provisions of Paragraph A of this ARTICLE FOURTH), to be distributed to the holders of Preferred Stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation, the holders of the Common Stock shall be entitled to receive, ratably in proportion to the number of shares of Common Stock held by them, all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders.

      Upon the filing in the Office of the Secretary of State of the State of Delaware of a Certificate of Amendment to the Certificate of Incorporation of the Corporation whereby this Article Fourth is amended to read as set forth herein (the "Filing"), each share of Common Stock, par value $.01 per share, of the Corporation issued and outstanding and held of record by each stockholder of the Corporation immediately prior to the Filing shall, automatically and without the need for any further action on the part of any stockholder, become Five Hundred (500) shares of validly issued, fully paid and non-assessable shares of Common Stock, par value $.01 per share."

      3. The amendment of the Certificate of Incorporation herein certified has been duly adopted by resolution of the Board of Directors of the Corporation any by the written consent of holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon in accordance with
Section 228 of the General Corporation Law of the State of Delaware (with written notice delivered to those stockholders who did not so consent in writing, as provided by Section 228(d) of the General Corporation Law), all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      4. The effective time of the amendment herein certified shall be upon its filing with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this 31st day of December, 1993.


                                           /s/ Jonathan Charry
                                          --------------------------------------
                                          Jonathan Charry
                                          President


                                           /s/ Eric Jacobson
                                          --------------------------------------
                                          Eric Jacobson
                                          Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ACTIVE ACOUSTICAL SOLUTIONS, INC.

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Active Acoustical Solutions, Inc.

      2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

            "FIRST: The name of the corporation is QuietPower Systems, Inc."

      3. The amendment of the Certificate of Incorporation herein certified has been duly adopted by the unanimous written consent of the Board of Directors of the Corporation and by the written consent of holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware (with written notice delivered to those stockholders who did not so consent in writing, as provided by Section 228(d) of the General Corporation
Law), and in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      4. The effective time of the amendment herein certified shall be upon its filing with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and attested to by its Secretary this 28th day of February, 1994.


                                           /s/ Jonathan Charry
                                          --------------------------------------
                                          Jonathan Charry
                                          President


                                           /s/ Eric Jacobson
                                          --------------------------------------
                                          Eric Jacobson
                                          Secretary

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       of

                            QUIETPOWER SYSTEMS, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                      ------------------------------------

      QuietPower Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on June 28, 1996:

      RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

      Series A Convertible Preferred Stock:

      Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 1,275. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

      (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash and equal to 200 times the amount of any cash dividends payable to holders of the Corporation's Common Stock, par value $.01 per share (the "Common Stock"). In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common

Stock, then the amount of cash dividends payable to holders of the Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) The Corporation shall declare a cash dividend on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a cash dividend on the Common Stock, which dividend shall be paid no later than the date of payment of the cash dividend on the Common Stock.

      (C) The Corporation shall declare a dividend of property (other than a dividend payable in shares of Common Stock) on the Series A Preferred Stock immediately after it declares a dividend of property on the Common Stock (other than a dividend payable in shares of Common Stock), which dividend shall be equal to 200 times the amount of any dividend of property payable to holders of the Common Stock, and shall be paid no later than the date of payment of the dividend of property on the Common Stock (other than a dividend payable in shares of Common Stock). Notwithstanding the foregoing, such dividend shall always be payable in that ratio provided for in paragraph (A) of this section, relating to cash dividends.

      Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

      (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) Except as provided by law or as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

      (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action.

      Section 4. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

      Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of Common Stock or any other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to any accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

      Section 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. Conversion. The Series A Preferred Stock shall automatically convert upon the completion of the Corporation's initial public offering ("IPO"), into a number of shares of the Corporation's Common Stock determined by dividing $1,000 by the lower of $5.00 or such price at which the Common Stock is offered in the IPO (the "IPO Price"), and an equal number of five-year warrants to purchase shares of Common Stock at a price per share equal to the lower of $2.50 or one-half of the IPO Price. In determining the IPO Price, no value shall be allocated to any warrants contained in Units. Prior to the IPO, each share of Series A Preferred Stock may be converted, at the option of the holder, into 200 shares of Common Stock and five-year warrants to purchase an aggregate of 200 shares of Common Stock at $2.50 per share. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then the $5.00 conversion price available upon completion of the IPO and the $2.50 exercise price of the five-year warrants to be received upon completion of the IPO or upon conversion prior to the IPO shall be adjusted by multiplying such amounts by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately after such event, and the 200 shares of Common Stock and five-year warrants into which each share of Series A Preferred Stock converts at anytime prior to the IPO, shall be adjusted by multiplying such amounts by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

      Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

      Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

      IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and attested by its Secretary this 9th day of September, 1996.


                                       QUIETPOWER SYSTEMS, INC.


                                       By: /s/ Jonathan M. Charry
                                          ------------------------------
                                          Jonathan M. Charry
                                          President

Attest:


By: /s/ Eric W. Jacobson
   ------------------------------
   Eric W. Jacobson
   Secretary

                                   AMENDED
                         CERTIFICATE OF DESIGNATION
                                     OF
                          QUIETPOWER SYSTEMS, INC.

                       (Pursuant to Section 151 of the
                      Delaware General Corporation Law)

                     -----------------------------------


     QuietPower Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies as follows:

     FIRST: The name of the corporation is QuietPower Systems, Inc.

     SECOND: The following resolutions amending a series of Preferred shares established in a Certificate of Designation filed with the Secretary of State of Delaware on the 26th day of September, 1996, were adopted by the Board of Directors in accordance with Section 151 of the General Corporation Laws of the State of Delaware:

           RESOLVED, that the Corporation amend it Certificate of Designation relating to its Series A Convertible Preferred Stock, to increase the number of shares covered thereunder to 1,325.

           RESOLVED, that each of the Officers of Corporation be and each hereby is, authorized to execute any documents that may be necessary and appropriate in order to effectuate the foregoing resolution.

     IN WITNESS WHEREOF, this Amendment to the Certificate of Designation is executed on behalf of the Corporation by its President and attested by its Secretary this 6th day of December, 1996.


                                          QUIETPOWER SYSTEMS, INC.


                                          By:  /s/ Jonathan M. Charry
                                             ------------------------------
                                             Jonathan M. Charry
                                             President

Attest:


By:  /s/ Eric W. Jacobson
   -----------------------------
   Eric W. Jacobson
   Secretary